Exhibit 10.2
REVOLVING CREDIT AGREEMENT
     REVOLVING CREDIT AGREEMENT, dated as of February 26, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), between THE TALBOTS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a Japanese banking corporation, acting through its New York Branch (together with its successors and assigns, the “Lender”).
     WHEREAS, the Borrower desires to borrow, and the Lender agrees to extend, revolving credit loans to the Borrower during the period from and after the Closing Date (as hereafter defined) in accordance with the terms and conditions of this Credit Agreement.
     NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:
     1. Definitions. As used in this Credit Agreement, unless otherwise defined herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Affiliate” shall mean, as to any Person, any corporation or other entity that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.
     “Applicable Spread” shall mean a percentage determined by the Lender in its sole discretion upon at the time of each borrowing of Revolving Loans; provided that the Applicable Spread shall not be lower than 0.625% and shall not be higher than 1.30%.
     “Base Rate” shall mean the rate, as determined by the Lender on a daily basis, equal to the higher of (i) the rate per annum established by the Lender from time to time as the reference rate for short-term commercial loans in U.S. dollars to domestic corporate borrowers (which the Borrower acknowledges is not necessarily Lender’s lowest rate), and (ii) the federal funds effective rate from time to time plus 0.5%.
     “Borrower” is defined in the preamble of this Credit Agreement.
     “Borrowing Date” shall mean the date on which a Revolving Loan is made by the Lender in favor of the Borrower.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to be closed in New York, New York.

     “Capitalized Lease Obligations” shall mean obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     “Closing Date” shall mean February 26, 2009, or such other date on which the conditions precedent set forth in Section 5 hereof have been satisfied in full or waived in accordance with the terms hereof.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.
     “Commitment Fee” is defined in Section 2.9 hereof.
     “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.
     “Cost of Funds Rate” shall mean, with respect to each day during an Interest Period, the fixed rate per annum determined by the Lender to be its effective cost of funding in Dollars the applicable Revolver Loan for such Interest Period.
     “Default” means any event or circumstance that, with the giving of notice, the lapse of time or both, would constitute an Event of Default.
     “Dollars” and the symbol “$” shall mean dollars in the lawful money of the United States of America.
     “Environmental Action” shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (i) from any assets, properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest, (ii) from properties or businesses adjoining any properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest, or (iii) from or onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.
     “Environmental Law” shall mean any present or future statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment as the same may be amended or supplemented from time to time.

     “Environmental Liabilities and Costs” shall mean all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of (i) any claim or demand by any Governmental Authority or any third party which relates to any environmental condition or a release of Hazardous Materials, or (ii) any breach by the Borrower or any of its Subsidiaries of any Environmental Law.
     “Environmental Lien” shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations and published interpretations thereof.
     “Event of Default” is defined in Section 6 hereof.
     “FAX” is defined in Section 8.6 hereof.
     “Fed Funds Rate” shall mean, for any day, the average of the quotations for such day of Federal Funds transactions with members of the Federal Reserve System received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender. If the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Fed Funds Rate for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Fed Funds Rate shall be the Base Rate until the circumstances giving rise to such inability no longer exist. Any change in the interest rate on a Revolving Loan due to a change in the Base Rate or the Fed Funds Rate shall be effective on the effective date of such change in the Base Rate or the Fed Funds Rate, as the case may be.
     “GAAP” shall mean generally accepted accounting principles in the United States consistent with those utilized in preparing the audited financial statements referred to in Section 4(a) hereof.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency or other entity exercising legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
     “Hazardous Materials” shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
     “Hedge Agreements” shall mean any interest rate, commodity or equity swap, cap, floor or forward rate agreement or collar arrangements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, and any confirmation executed in connection with any such agreement or arrangement.
     “Indebtedness” shall mean with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) all obligations of such Person under or evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, (iv) all obligations and liabilities secured by any Lien on any property owned by such Person whether or not owing by such Person and even though such Person has not assumed or become liable for payment thereof, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations and liabilities of such Person created or arising under any conditional sale or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property, or agreements to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all contingent obligations of such Person, including, without limitation, the net liabilities of such Person under any Hedge Agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice, (viii) all indebtedness of others referred in this definition guaranteed directly or indirectly in any manner by such Person, and (ix) all obligations referred to in clauses (i) through (ix) of this definition of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by such Person; provided, however, that the term Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business and not more than 60 days delinquent. The Indebtedness of any Person shall include the Indebtedness of any partnership of, or joint venture in which, such Person is a general partner or joint venture, as the case may be.
     “Interest Period” shall mean such period as is mutually agreed upon by the Borrower and the Lender; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period shall be longer than 180 days, and (iii) no Interest Period shall be selected which extends beyond the Revolving Credit Termination Date and any Interest

Period selected that would otherwise extend beyond the Termination Date shall end on the Termination Date.
     “Lender” is defined in the preamble of this Credit Agreement.
     “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature whatsoever.
     “Loan Account” is defined in Section 2.7 hereof.
     “Loan Documents” shall mean each of this Credit Agreement, the Note, and each other document, instrument, agreement, and any guaranty, letter of awareness, or any other credit support document of any type or nature as support for the Revolving Loans or obligations of the Borrower hereunder, at any time executed and delivered pursuant to or in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.
     “Material Adverse Effect” shall mean a material adverse effect on any of (a) the operations, business, assets, properties, prospects or condition (financial or otherwise) of the Borrower, (b) the ability of the Borrower to perform any of its obligations hereunder, under the Note or under any other Loan Document to which it is a party, (c) the legality, validity or enforceability of this Credit Agreement, the Note or any other Loan Document, or (d) the rights and remedies of the Lender hereunder or under any other Loan Document.
     “Maturity Date” shall mean for each Revolving Loan, the earlier of (a) the last day of the Interest Period pertaining to such Revolving Loan, and (b) the Revolving Credit Termination Date.
     “Multiemployer Plan” shall mean a Plan described in Section 4001(a)(3) of ERISA.
     “Note” shall mean the promissory note of the Borrower evidencing the Revolving Loans, payable to the order of the Lender, substantially in the form of Exhibit A hereto, as the same may be amended, supplemented or otherwise modified from time to time, or any substitute therefor.
     “Notice of Borrowing” is defined in Section 2.1.2 hereof.
     “Other Taxes” is defined in Section 7.2(b) hereof.
     “Parent” shall mean AEON Co., Ltd., a Japanese corporation which owns, directly or indirectly, a majority of the issued and outstanding capital stock of the Borrower.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Person” shall mean an individual, corporation, partnership, limited liability company or partnership, association, joint-stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity.
     “Plan” shall mean any pension plan that is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.
     “Prohibited Transaction” shall mean any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.
     “Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the outdoor or indoor environment.
     “Reportable Event” shall mean any of the events set forth in Section 4043 of ERISA.
     “Revolving Credit Termination Date” shall mean December 31, 2009, or such earlier date on which the Revolving Loan Commitment is terminated in full hereunder.
     “Revolving Loan” is defined in Section 2.1.1 hereof.
     “Revolving Loan Commitment” is defined in Section 2.1.1 hereof.
     “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
     “Subsidiary” shall mean, as to any Person, any corporation or other entity of which capital stock or other ownership interests having (in the absence of contingencies) ordinary voting power to elect at least a majority of the board of directors

(or persons performing similar functions) of such corporation or other entity is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person.
     “Taxes” is defined in Section 7.2(a) hereof.
     “USA Patriot Act” is defined in Section 3(r) hereof.
     2. The Revolving Loans
     2.1.1 The Revolving Loan Commitment. On the terms and subject to the conditions of this Credit Agreement, the Lender agrees, from time to time on any Business Day during the period commencing on the date hereof up to but excluding the Revolving Credit Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrower in amounts, which in the aggregate shall not exceed the principal amount of $15,000,000 (the “Revolving Loan Commitment”). The Revolving Loan Commitment shall be subject to reduction and/or termination as herein provided (including, without limitation, pursuant to Sections 2.5 and 6.2 hereof). On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay, and re-borrow the Revolving Loans. Any such borrowing may be denominated in Dollars, as hereinafter provided, and shall be in the aggregate principal amount of $100,000 or any whole multiple thereof in excess of $100,000. On the Revolving Credit Termination Date the Revolving Loan Commitment shall terminate and the Lender shall have no obligation whatsoever to make any further Revolving Loans to the Borrower.
     2.1.2. Making the Revolving Loans. Each Revolving Loan shall be made upon written notice (in form and substance satisfactory to the Lender, a “Notice of Borrowing”), given by the Borrower to the Lender no later than 12:00 noon (New York City time) one Business Day prior to the proposed borrowing date thereof. Each Notice of Borrowing shall be irrevocable and shall specify therein (A) the proposed borrowing date, which shall be a Business Day, (B) the principal amount of such Revolving Loan and (C) the duration of the Interest Period therefor. Upon fulfillment of the applicable conditions set forth in Section 5 hereof (or the waiver thereof by the Lender as herein prescribed), the Lender will make the proceeds of such Revolving Loan available to the Borrower on the Borrowing Date by crediting the Borrower’s deposit account at Bank of Tokyo-Mitsubishi UFJ Trust Company, or at such other place as the Lender shall designate in writing to the Borrower by 3:00 p.m., New York City time, on the borrowing date. The Lender shall notify the Borrower of the Applicable Spread with respect to such Revolving Loan on or prior to the Borrowing Date with respect to such Revolving Loan; provided that the Lender’s failure to notify the Borrower of the Applicable Spread shall not affect the validity of such Revolving Loan or any obligations of the Borrower hereunder or under any Loan Document.
     2.2 Interest.

          (a) Each Revolving Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of (a) the Cost of Funds Rate, and (b) the Applicable Spread.
          (b) Subject to Section 2.4 hereof, interest shall be payable on each Revolving Loan (i) in arrears on the last day of each Interest Period, and (ii) on the date on which the principal amount of such Revolving Loan becomes due and payable hereunder (whether at stated maturity, by mandatory prepayment, optional prepayment by acceleration or otherwise).
          (c) Notwithstanding anything herein to the contrary, all accrued interest shall be payable on each date principal is payable hereunder pursuant to Sections 2.3 and 2.5 hereof or such earlier date as herein required.
          (d) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
     2.3 Principal Repayment; Note. (a) The Borrower shall repay to the Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date for such Revolving Loan.
          (b) The Borrower’s obligations to the Lender with respect to the payment of interest and principal with respect to the Revolving Loans shall be evidenced by this Credit Agreement and the Note. The Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each Revolving Loan, the date and amount of each principal payment and prepayment with respect thereto and the interest rate applicable thereto; provided, however, that the failure of the Lender to make any such notation (or any error in such notation) shall not affect any obligations of the Borrower hereunder or under the Note. The Note and the books and records of the Lender shall be conclusive evidence of the information set forth therein absent manifest error.
     2.4 Default Interest. Any principal, interest or other amount which is not paid when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, shall bear interest from the day when due until such principal, interest or other amount is paid in full, payable on demand, at a rate equal at all times to the Base Rate plus 2% per annum. In no event, however, shall any interest rate hereunder exceed the highest rate of interest allowed to be charged by law.
     2.5 Termination, Reduction or Extension of Revolving Loan Commitment; Prepayment.
          (a) The Borrower shall have the right at any time or from time to time, without premium or penalty, upon not less than three (3) Business Days’ prior irrevocable written notice to the Lender, to terminate or reduce the Revolving Loan Commitment. Any such reduction of the Revolving Loan Commitment shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. Any termination or reduction of the Revolving Loan Commitment shall be permanent.
          (b) Prepayment. Upon three (3) Business Days’ prior irrevocable written notice by the Borrower received by the Lender, the Borrower may (and if such notice is given, shall), without penalty or premium, prepay all or any portion of the principal amount outstanding of any Revolving Loans together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (i) prepayments of Revolving Loans prior to the Maturity Date shall not reduce the Revolving Loan Commitment; and (ii) all prepayments shall be in amounts not less than the lesser of $100,000 or an integral multiple thereof or the amount of any Revolving Loan being prepaid. Each prepayment made pursuant to this Section 2.5(b) shall be accompanied by the payment of (i) accrued interest to the date of such prepayment on the amount prepaid, (ii) any and all payments required pursuant to Section 7.1(d) hereof in respect of such prepayment, and (iii) any other amounts then due and owing hereunder.
          (c) If the Borrower receives notice from the Lender that the aggregate principal amount of all Revolving Loans outstanding hereunder exceeds at any time $15,000,000, the Borrower shall prepay Revolving Loans, together with all accrued interest thereon and any amounts due under Section 7.1(d) hereof, as necessary to eliminate such excess within 2 Business Days after receipt of such notice.
          (d) The Revolving Credit Termination Date may be extended any number of times as follows:
               i. The Borrower shall give the Lender an irrevocable written request substantially in the form of Exhibit C hereto at least one year and 30 days before the Revolving Credit Termination Date then in effect.
               ii. Upon receipt of such request the Lender shall consider and determine whether to grant such request and shall give a written notice of its decision on or prior to the day one year before the Revolving Credit Termination Date then in effect.
               iii. In the event the Lender grants the Borrower’s request the Revolving Credit Termination Date then in effect shall be extended for one year. Otherwise the Revolving Credit Termination Date shall remain unchanged.
     2.6. Method of Payment.
          (a) All sums payable by the Borrower to the Lender hereunder or under the Note shall be payable in New York, New York, in Dollars, in immediately available funds and without any defense, set-off or counterclaim no later than 12:00 noon (New

York time) on the day when due, for the account of and as directed by the Lender. Any payments made after 12:00 noon (New York time) on any day shall be deemed to have made on the immediately following Business Day.
          (b) Any payments shall be applied first to default charges, indemnities, expenses and other non-principal and interest amounts owed under any of the Loan Documents, if any, then to interest due and payable on the Revolving Loans, and thereafter to the principal amount of the Revolving Loans due and payable.
          (c) All computations of interest and fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such amount is payable; provided, however, that if a Revolving Loan is repaid on the same day on which it is made, one day’s interest shall be paid on such Revolving Loan. Each change in the Base Rate shall immediately and simultaneously result in a corresponding change in the Default Rate.
          (d) Whenever any payment to be made hereunder or under any instrument delivered hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest; provided, however, that if such extension would cause such payment to be made in a new calendar month or beyond the Maturity Date, such payment shall be made on the next preceding Business Day.
          (e) The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due under any Loan Document, to charge from time to time against any account of the Borrower with the Lender or any of its affiliates any amount so due. The Lender agrees to promptly notify the Borrower of any such charge made by the Lender; provided, however, that the Lender shall incur no liability for failing to do so and the failure of the Lender to so notify the Borrower shall in no event diminish the Lender’s right to make such charge under this Section 2.6(e).
     2.7. Loan Account. The Lender maintains on its books a loan account in the Borrower’s name (the “Loan Account”), showing the Revolving Loans, prepayments, the computation and payment of interest, and any other amounts due and sums paid hereunder and under the other Loan Documents. The entries made by the Lender in the Loan Account shall be conclusive and binding on the Borrower and the Lender as to the amount at any time due from the Borrower, absent manifest error.
     2.8. Use of Proceeds. The Borrower shall apply the proceeds of the Revolving Loans towards working capital; provided, however, that no proceeds of any of the Revolving Loans may be used to acquire or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any “Margin Stock”, as defined in Federal Reserve Board Regulation U or otherwise be used in a manner which would violate or be inconsistent with Section 7 of the Securities Exchange Act of 1934, as amended and as in effect from time to time, or any regulations issued pursuant thereto, or any regulations issued pursuant thereto or the provisions of the regulations of the Federal Reserve Board or any Governmental Authority.
     2.9 Commitment Fee. The Borrower shall pay to the Lender on the last Business Day of each March and September commencing on March 31, 2009, and on the Revolving Credit Termination Date while the Revolving Loan Commitment is in effect, a non-refundable commitment fee in arrears in an amount equal to 0.3125% per annum of the average daily unadvanced amount of the Revolving Loan Commitment from time to time in effect from (and including) the date hereof to (but excluding) the Revolving Credit Termination Date.
     3. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
          (a) Organization of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Power and Authority. The Borrower has full legal right, power and authority to carry on its present business, to own its property and assets and to execute, deliver and perform this Credit Agreement, the Note and each other Loan Document to which it is a party. The Borrower is duly qualified or licensed as a foreign corporation authorized to conduct its activities and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the activities conducted by it makes such qualification or licensing necessary except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.
          (c) Authorization of Borrowing. All appropriate and necessary corporate, shareholder and other actions and approvals (including any governmental or regulatory approvals) have been taken or obtained by the Borrower to authorize the execution and delivery of this Credit Agreement, the Note and the other Loan Documents to which it is a party and to authorize the performance and observance of the terms of each.
          (d) Agreement Binding; No Conflicts. This Credit Agreement constitutes, and the Note and each other Loan Document when executed and delivered pursuant hereto will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and general equity principles affecting the enforcement of creditor’s rights generally. The execution, delivery and performance of this Credit Agreement, the Note and each other Loan Document to which the Borrower is a party and the use of the proceeds of any Revolving Loan do not and will not (i) violate or conflict with any provisions of law or any order, rule, directive or regulation of any court or other

Governmental Authority, the charter, by-laws or other organizational documents of the Borrower or any agreement, document or instrument to which the Borrower is a party or by which its assets or properties are bound, (ii) constitute a default or an event or circumstance that, with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, document or instrument, (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any assets or properties of the Borrower, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
          (e) Compliance with Law. There does not exist any conflict with or violation or breach of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality.
          (f) Taxes. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, fees and other governmental charges due by the Borrower with respect to the conduct of its operations or otherwise the failure of which could reasonably be expected to result in a Material Adverse Effect.
          (g) Governmental Consents. No consent, approval, authorization or order of, notice to or declaration or filing with, any administrative body or agency or other Governmental Authority on the part of the Borrower is required for the valid execution, delivery and performance by the Borrower of this Credit Agreement, the Note or any other Loan Document to which the Borrower is a party.
          (h) Litigation. There are no pending or, to the knowledge of the Borrower, threatened legal actions, suits, claims or administrative, arbitration or other proceedings against the Borrower that if adversely determined could reasonably be expected to result in a Material Adverse Effect, a Default or Event of Default.
          (i) Other Obligations. The Borrower is not in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement, document or instrument to which it is a party or by which it is bound.
          (j) Financial Information. (i) All financial information provided to the Lender by or on behalf of the Borrower and its Subsidiaries has been prepared in accordance with GAAP and fairly presents, in accordance with GAAP consistently applied, the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates. Except as fully disclosed in such financial information, there were no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect on the Borrower.

     (ii) Since February 2, 2008, there has been no material adverse change in the operations, condition (financial or otherwise), business, assets or prospects of the Borrower and its Subsidiaries, taken as a whole, or of the Borrower or any of its Subsidiaries, on an individual basis.
          (k) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lender for purposes of, or in connection with, this Credit Agreement, any other Loan Document or any transaction contemplated hereby or thereby (true and complete copies of which were furnished to the Lender in connection with its execution and delivery hereof) is, and all other factual information hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and, in respect of such information heretofore or contemporaneously furnished to the Lender, as of the date of the execution and delivery of this Credit Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.
          (l) Seniority. The obligations of the Borrower under this Credit Agreement and the other Loan Documents to which it is a party rank, and at all times shall rank, at least pari passu in priority of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of the Borrower.
          (m) Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
          (n) Permits, Etc. The Borrower has all permits, consents, licenses, authorizations, approvals, entitlements and accreditations required for it lawfully to own, lease, manage or operate, or to acquire each business currently owned, leased, managed or operated, or to be acquired, by it. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, consent, license, authorization, approval, entitlement or accreditation and which could reasonably be expected to result in a Material Adverse Effect, and there is no claim that any such permit, consent, license, authorization, approval, entitlement or accreditation is not in full force and effect.
          (o) Environmental Matters. Except to the extent not reasonably expected to result in a Material Adverse Effect or a Default or Event of Default, (i) none of the operations of the Borrower or any of its Subsidiaries violates any Environmental Law, (ii) no Environmental Action has been asserted against the Borrower or any of its Subsidiaries in writing nor does the Borrower have any knowledge of any threatened or pending Environmental Action against the Borrower, any of its Subsidiaries or any predecessor in interest, (iii) neither the Borrower nor any of its Subsidiaries has incurred any Environmental Liabilities and Costs, and (iv) to the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Material into the environment.
     (p) ERISA. The Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA. Neither a reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.
          (q) Solvency. The Borrower and its Subsidiaries, on both an individual and a consolidated basis, are Solvent and will be Solvent after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents.
          (r) USA PATRIOT Act Compliance. The Borrower shall, and shall cause each of its Subsidiaries and Affiliates to, provide, such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or similar laws and the rules and regulations promulgated thereunder, in each case, as the same may be in effect from time to time (the “USA Patriot Act”).
     4. Covenants. The Borrower hereby covenants to the Lender that during the term of this Credit Agreement or so long as (i) any amounts owed hereunder or under any other Loan Document are outstanding, or (ii) the Revolving Loan Commitment has not been permanently reduced to zero the Borrower shall perform the following obligations “except otherwise agreed by the Lender”:
          (a) Financial Statements. The Borrower shall deliver to the Lender, in reasonable detail and within sixty (60) days following the close of each quarter of the fiscal year of the Borrower, copies of the financial statements of the Borrower and its consolidated Subsidiaries, including, but not limited to, a consolidated balance sheet and profit and loss statements for such periods. The Borrower shall deliver to the Lender as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower a consolidated balance sheet as of the end of such fiscal year and the related statements of income, expenses and cash flows of the Borrower and its Subsidiaries, setting forth in comparative form the corresponding figures from the immediately preceding fiscal year of the Borrower which shall be in reasonable detail and shall be audited by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender, and as to which such accountants shall have expressed a written opinion that such statements fairly present the financial position of the Borrower and its Subsidiaries for the period then ended and have been prepared in accordance with GAAP consistently applied, and that the examination of such accounts was made in accordance with generally accepted auditing standards, as in effect from time to time, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances.
          (b) Proxy Statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.
          (c) ERISA Reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $250,000 with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto.
          (d) Additional Information. The Borrower shall make available and provide to the Lender such further information and documents concerning its business and affairs including, without limitation, budgets and business plans of the Borrower and its Subsidiaries as the Lender may from time to time reasonably request.
          (e) Notices. The Borrower shall promptly notify the Lender of:
               (i) any investigation by, or proceeding in or before, any court, arbitrator, administrative body or agency or other Governmental Authority (other than routine inquiries by a governmental agency), including, without limitation, any Environmental Action, which could reasonably be expected to result in a Material Adverse Effect, Default or an Event of Default and, upon request, provide the Lender with all material documents and information furnished by the Borrower in connection therewith;

               (ii) the occurrence of any Default or Event of Default or any other development which could reasonably be expected to result in a Material Adverse Effect, which notice shall be provided to the Lender as soon as possible, but in no event later than five (5) days after the Borrower becomes aware of the same and shall include a statement as to what action the Borrower has taken and/or proposes to take with respect thereto; and
               (iii) any change in the Borrower’s key management personnel, including without limitation, its President, Controller or Treasurer.
          (f) Compliance with Laws, Etc. The Borrower shall comply in all material respects with the requirements of all applicable laws and maintain and preserve its corporate existence, rights and privileges.
          (g) Books and Records. The Borrower shall keep and maintain adequate records and books of account, with complete entries made in accordance with GAAP, consistently applied.
          (h) Inspection Rights. The Borrower shall permit the Lender or any agents and representatives of the Lender at any time and from time to time during reasonable business hours and, so long as no Default or Event of Default has occurred and is continuing, on reasonable prior notice to the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to conduct audits and make examinations and discuss its affairs, finances, prospects, accounts and such other matters as it reasonably requests, including, without limitation, any event or circumstance which may result in a Material Adverse Effect, with any of its directors, officers, employees, accountants or other professional advisors or representatives (collectively, the “Financial Persons”). This provision shall serve as an authorization and direction by the Borrower to all such Financial Persons to reasonably cooperate with the Lender in connection with any such inquiry or examination on the part of the Lender or its representatives.
          (i) Insurance. The Borrower shall maintain and cause each of its Subsidiaries to maintain (in each case in the Borrower’s name or in the name of such Subsidiary, as the case may be), with responsible, financially sound and reputable insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.
          (j) Taxes. The Borrower shall pay and discharge all taxes, assessments, levies and governmental charges upon it or against any of its properties, assets or income prior to the date after which penalties attach for failure to pay except to the extent that (i) the Borrower shall be contesting in good faith its obligation to pay such taxes, assessments, levies and charges and the Borrower has adequately accrued for such payments, or (ii) the failure to pay such taxes shall not have a Material Adverse Effect or result in any Default or Event of Default.

          (k) Further Assurances. The Borrower shall do, execute, acknowledge and deliver at the sole cost and expense of the Borrower, all documents, instruments and agreements and take such further acts and deeds as the Lender may reasonably require from time to time to carry out the intention or facilitate the performance of the terms of this Credit Agreement or any other Loan Document.
          (l) Merger, Consolidation, etc. The Borrower shall not:
               (i) merge, consolidate or amalgamate with or into any other Person unless: (A) the Borrower is the surviving entity, (B) the Borrower provides the Lender with at least 20 days (calendar days) prior written notice thereof, (C) the documentation in connection therewith is reasonably satisfactory in form and substance to the Lender, (D) the Borrower provides the Lender with such documents, certificates and opinions as the Lender may reasonably request, in form and substance reasonably satisfactory to the Lender, including, without limitation, a legal opinion given by counsel reasonably satisfactory to the Lender regarding the legal, valid and binding nature of the Loan Documents and the enforceability thereof and such other matters as the Lender may reasonably request, and (E) no Material Adverse Effect or any Default or Event of Default shall occur and be continuing both immediately before and immediately after such merger, consolidation or amalgamation
               (ii) dissolve, wind-up or liquidate;
               (iii) purchase or otherwise acquire all or substantially all of the assets, liabilities or properties of any other Person to the extent a Material Adverse Effect or any Default or Event of Default may result; or
               (iv) sell, lease, transfer or otherwise dispose of any of its assets or properties, except this clause (iv) shall not apply to (i) any disposition of assets in the ordinary course of business or (ii) any disposition of any obsolete or retired property not useful to the Borrower.
          (m) Change in Nature of Business. The Borrower shall not make any changes in the nature of its business activities as presently conducted except to the extent not reasonably likely to result in a Material Adverse Effect.
          (n) Transactions with Affiliates. The Borrower shall not enter into any transaction with any of its Affiliates unless such transaction is otherwise permitted hereunder or is in the ordinary course of business of the Borrower and the applicable Affiliate and upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
          (o) Corporate Documents. The Borrower shall not amend any of its organizational documents in any manner which is reasonably likely to materially adversely affect the Lender’s rights under any of the Loan Documents or its ability to enforce any such rights.
          (p) Fiscal Year. The Borrower shall not permit its fiscal year to end on a day other than the first Saturday between January 29th and February 3rd of any given year.
          (q) Liens. The Borrower shall not permit any Liens to be created against its property except for Liens existing against the Borrower’s property as of the date hereof.
     5. Conditions Precedent to the Initial Revolving Loans.
          (a) The obligation of the Lender to make the initial Revolving Loan is subject to the prior fulfillment of the following conditions:
               (i) Documents. The Lender shall have received the following, each in form and substance satisfactory to the Lender:
                    (A) Executed Agreement. This Credit Agreement, duly executed by an authorized officer of the Borrower.
                    (B) Note. The Note, duly executed by an authorized officer of the Borrower.
                    (C) Officer’s Certificate. A certificate of an authorized officer of the Borrower, substantially in the form of Exhibit B hereto, certifying, among other things, as to (w) the organizational documents of the Borrower, a copy of which is attached thereto, (x) resolutions of the board of directors of the Borrower authorizing the Borrower to execute, deliver and perform this Credit Agreement, the Note and any other Loan Documents to which it is a party, a copy of which is attached thereto, (y) the names and signatures of the officers of the Borrower authorized to execute this Credit Agreement, the Note and the other Loan Documents to which it is a party, and (z) the fact that there have been no changes in the organizational documents or by-laws (or the equivalent thereof), if any, of the Borrower since the date of the most recent certification thereof.
                    (D) Notice of Borrowing. A Notice of Borrowing duly executed by an authorized officer of the Borrower as required under Section 2.1.2 hereof. The submission by the Borrower of such Notice of Borrowing to the Lender and the Borrower’s acceptance of the proceeds of such Revolving Loan shall be deemed to be a representation and warranty by the Borrower that all of the applicable conditions precedent set forth herein have been satisfied.
                    (E) Other Items. Such other agreements, instruments, approvals, opinions and documents as the Lender may reasonably request.

               (ii) Fees and Expenses. The Lender shall have received all of the fees, costs and expenses that are then due and payable hereunder and under the other Loan Documents.
               (iii) Legality. The making of the Revolving Loan shall not contravene any law, rule or regulation applicable to the Lender or the Borrower.
               (iv) Representations and Warranties. All of the representations and warranties contained in Section 3 of this Credit Agreement, in each other Loan Document and in each certificate and other writing delivered to the Lender pursuant hereto or thereto on or prior to the date of such Revolving Loan shall be true and correct in all material respects as though made on and as of such date. The acceptance by the Borrower of the proceeds of such Revolving Loan shall be deemed to be a representation and warranty by the Borrower to the Lender to such effect.
               (v) Defaults; Material Adverse Effect. No Default, Event of Default or Material Adverse Effect shall have occurred and be continuing on the date of such Revolving Loan or could reasonably be expected to result from making such Revolving Loan. The acceptance by the Borrower of the proceeds of such Revolving Loan shall be deemed to be a representation and warranty by the Borrower to the Lender to such effect.
          (b) Subsequent Loans. The obligation of the Lender to make subsequent Revolving Loans shall, in addition to the fulfillment of the conditions set forth in paragraph (a) above, be subject to the following:
               (i) Notice of Borrowing. The Lender shall have received a Notice of Borrowing, duly executed by an authorized officer or authorized representative of the Borrower as required under Section 2.1.2 hereof. The submission by the Borrower of such Notice of Borrowing to the Lender and the Borrower’s acceptance of the proceeds of such Revolving Loan shall be deemed to be a representation and warranty by the Borrower that all of the applicable conditions precedent set forth herein have been satisfied.
               (ii) Fees and Expenses. The Lender shall have received all of the fees, costs and expenses that are then due and payable hereunder and under the other Loan Documents.
               (iii) Legality. The making of such Revolving Loans shall not contravene any law, rule or regulation applicable to the Lender or the Borrower.
               (iv) Representations and Warranties. All of the representations and warranties contained in Section 3 of this Credit Agreement, in each other Loan Document and in each certificate and other writing delivered to the Lender pursuant hereto or thereto on or prior to the date of such Revolving Loans shall be true and correct as though made on and as of such date.
               (v) Defaults. No Default, Event of Default or Material Adverse Effect shall have occurred and be continuing on the date of such Revolving Loans or would result from making of such Revolving Loans.
               (vi) Other Items. The Lender shall have received such other agreements, instruments, approvals, opinions and documents as the Lender may reasonably request.
     6. Events of Default
     6.1 Events of Default. Each of the following events and occurrences shall constitute an “Event of Default” under this Credit Agreement:
          (a) The Borrower shall fail to pay when due and payable any amount that the Borrower, as the case may be, is obligated to pay under (i) this Credit Agreement or the Note in the case of the Borrower, (ii) any other Loan Document to which it is a party, or (ii) any other note, instrument or agreement evidencing Indebtedness of the Borrower, as the case may be to the Lender, subject to any applicable grace period provided for therein; or
          (b) Any representation or warranty made or deemed made by the Borrower in any Loan Document or any certificate, report or other document delivered to the Lender pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made, deemed made or confirmed; or
          (c) The Borrower shall fail to perform or shall violate any provision, covenant, condition or agreement in Sections 4(l), 4(m), 4(n), 4(o), 4(p), or 4(q)of this Credit Agreement; or
          (d) The Borrower shall fail to perform or shall violate any provision, covenant, condition or agreement of this Credit Agreement or any other Loan Document on its part to be performed or observed (other than those set forth in paragraphs (a), (b) and (c) of this Section 6.1) and such failure or violation is not remediable or, if remediable, continues unremedied for a period of fifteen (15) days after the earlier of (i) notice from the Lender, or (ii) such time as the Borrower or the Parent becomes aware of the same; or
          (e) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries under any agreement, document or instrument with respect to an amount of Indebtedness equal to or greater than $1,000,000 (or the equivalent thereof in any foreign currency) in the aggregate for the Borrower and its Subsidiaries, or that enables the holder of such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

          (f) The Borrower or any of its Subsidiaries or the Parent is adjudicated to be bankrupt or insolvent, or admits in writing its inability to pay its debts as they become due or makes an assignment for the benefit of creditors, or ceases doing business as a going concern or applies for or consents to the appointment of any receiver or trustee, or such receiver, trustee or similar officer is appointed with the application or consent of the Borrower or any of its Subsidiaries or the Parent, as the case may be, or bankruptcy, dissolution, liquidation or reorganization proceedings (or proceedings similar in purpose and effect) are instituted by the Borrower or any of its Subsidiaries or the Parent or are instituted against (and not vacated or discharged within 30 days) the Borrower or any of its Subsidiaries or the Parent; or
          (g) Any money judgment or warrant of attachment or similar process involving, individually or in the aggregate for the Borrower and its Subsidiaries and the Parent, in excess of $1,000,000 (or the equivalent thereof in any foreign currency) shall be entered or filed against the Borrower, the relevant Subsidiary or the Parent and shall remain undischarged, unvacated or unbonded for a period of 30 days; or
          (h) The validity or enforceability of this Credit Agreement or any other Loan Document, or any provisions thereof, shall be contested by or on behalf of the Borrower; or a proceeding shall be commenced by any Governmental Authority having jurisdiction over the Borrower seeking to establish the invalidity thereof; or the Borrower shall deny that it has any further liability or obligation under any Loan Document to which it is a party; or
          (i) Any of the following events shall occur or exist with respect to the Borrower: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed $1,000,000; or
          (j) The Parent shall cease to own, directly or indirectly, a majority of the issued and outstanding shares of capital stock of the Borrower, or to control the board of directors of the Borrower through the ownership of voting securities having the power to elect a majority of the board; or
          (k) A Material Adverse Effect has occurred and is continuing.
     6.2 Consequence of Default. Upon the occurrence of any Event of Default (i) described in subsection (f) of Section 6.1, the outstanding amount of the Revolving Loan Commitment shall automatically be reduced to zero and the outstanding amount of all Revolving Loans and all other amounts payable hereunder, under the Note and under any other Loan Document shall automatically become immediately due and payable, without presentment, demand, protest or other requirement of any kind, all of which are hereby expressly waived by the Borrower, or (ii) described in any other subsection of Section 6.1 and during the continuance thereof, the Lender may, by notice of default given to the Borrower, terminate the Revolving Loan Commitment and declare all of the outstanding principal amount of all Revolving Loans and all other amounts payable hereunder, under the Note and under any other Loan Document to be immediately due and payable, whereupon the Revolving Loan Commitment shall be terminated and the unpaid principal amount of the Note, together with accrued interest thereon, and all such other amounts, shall be immediately due and payable without presentment, protest, demand or other requirement of any kind, each of which is hereby expressly waived by the Borrower. The rights and remedies of the Lender under this Credit Agreement are in addition to, and not in substitution of, the rights and remedies the Lender is entitled to exercise at law, in equity and under any other Loan Document.
     7. Additional Costs and Expenses; Indemnity.
     7.1 (a) The Borrower shall pay to Lender on demand all reasonable out-of-pocket costs and expenses of the Lender actually incurred in connection with: (i) the preparation, execution, delivery and enforcement of, and the preservation or protection of the Lender’s rights under, this Credit Agreement, the Note and any other Loan Documents, (ii) the negotiation of any restructuring, work-out or renegotiation of any terms of this Credit Agreement, the Note or any other Loan Document or the obligations of the Borrower or the Parent hereunder or thereunder, as the case may be, and (iii) the response to any subpoena or similar process compelling the production of documents or other response in connection with this Credit Agreement, the Note or any other Loan Document, including without limitation, in each case, the reasonable and actual fees and expenses of outside counsel for the Lender, and the Borrower further agrees to indemnify the Lender and its officers, directors and employees against any losses, damages, claims and expenses arising out of the use or proposed use by the Borrower of the proceeds of any Revolving Loan hereunder including, without limitation, to acquire equity securities of any business or entity. In addition, the Borrower agrees to defend, indemnify and hold harmless the Lender and its officers, directors and employees from and against any losses, damages, liabilities, obligations, penalties, fees, costs and expenses, including without limitation the reasonable and actual fees and expenses of outside counsel for the Lender, arising out of or relating to the negotiation, preparation, execution, delivery, performance, administration or enforcement of this Credit Agreement and the other Loan Documents and any amendment, supplement, modification or waiver with respect hereto or thereto and any claim, litigation, investigation or proceeding relating to any of the foregoing including, without limitation, all Environmental Liabilities and Costs arising from or in connection with: (i) the past, present or future operations of the Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any release of Hazardous Materials, (ii) any Environmental Action, or (iii) a breach by the Borrower any of its Subsidiaries of any Environmental Law; provided, however, that none of the foregoing indemnity obligations of the Borrower shall extend to any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement to the extent resulting from the willful misconduct or gross negligence of the Lender as determined by a final judgment of a court of competent jurisdiction.
          (b) If any future applicable law, regulation or directive, or any change of any existing law, regulation or directive or in the interpretation thereof, or compliance by the Lender with any request or requirement (whether or not having the force of law) of any relevant central bank or other comparable agency, imposes, modifies or deems applicable any reserve, special deposit, premium, assessment or similar requirement against assets held by, or deposits in or for the account of, or advances or loans by, or any other acquisition of funds by the Lender, any capital adequacy standard or other condition with respect to this Credit Agreement, the Note or any other Loan Document, and the result of any of the foregoing is to increase the cost to the Lender of maintaining advances or credit or to reduce any amount receivable in respect thereof, then the Lender may notify the Borrower, and the Borrower shall pay within five (5) Business Days of the date of such notice such amount as the Lender may specify to be necessary to compensate the Lender for such reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at the same rate applicable to the Revolving Loans . The determination by the Lender of any amount due under this Section 7.1(b) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be conclusive evidence thereof.
          (c) If, by reason of any applicable present or future law or regulation or regulatory requirement or the interpretation or application thereof, it shall be unlawful or otherwise prohibited for the Lender to make or maintain any Revolving Loan or give effect to any of its obligations or benefits as contemplated by this Credit Agreement and the other Loan Documents, the obligation of the Lender to make, fund and maintain any Revolving Loans under this Credit Agreement shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and the Borrower shall forthwith prepay to the Lender the principal amount of all Revolving Loans then outstanding, together with interest accrued thereon and all other amounts owed with respect thereto, including, without limitation, amounts owed pursuant to Section 7.1(d) hereof .
          (d) If, due to any prepayment pursuant to Section 2.5 hereof or any acceleration of the maturity of any Revolving Loan pursuant to Section 6 hereof, Section 7.1(c) or any other prepayment hereunder, the Lender is subject to a change of interest rate on any Revolving Loan or the Lender receives payment of principal of any Revolving Loan other than as provided herein, the Borrower shall, promptly after demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such change or payment, including, without limitation, any loss, cost or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain any Revolving Loan . A certificate setting forth the amount of such additional losses, costs or expenses submitted to the Borrower by the Lender shall, in the absence of manifest error, be conclusive evidence thereof.
          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 7.1 shall survive the payment in full of the principal, interest and all other amounts under this Credit Agreement and under any other Loan Document and the termination of this Credit Agreement and each other Loan Document.
     7.2 Taxes.
          (a) Any and all payments made by the Borrower hereunder shall be made free and clear of, and without deduction for, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, being hereinafter referred to as “Taxes”). If and to the extent the laws of the United States or any political subdivision thereof require that Taxes on the income of the Lender be withheld from any payment of interest, (i) the amount of such payment of interest shall be increased to the extent necessary to cause the Lender to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) the Borrower shall withhold such Taxes from such increased payment of interest and pay such Taxes to the relevant taxation authority or other authority for the account of the Lender in accordance with applicable law.
          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, registration, consummation or administration of, or otherwise with respect to, this Credit Agreement or any other Loan Document or any amendment, supplement or modification of, or waiver with respect to, this Credit Agreement or such other Loan Document, excluding, in each case, taxes on the overall net income of the Lender (hereinafter referred to as “Other Taxes”).
          (c) The Borrower shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7.2) paid by the Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days after the date the Lender makes written demand therefor.
          (d) Within 30 days after the date of payment of any Taxes with respect to any payment due hereunder or under any other Loan Document, the Borrower will furnish to the Lender, at its address referred to in Section 8.6 hereof, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 7.2 shall survive the payment in full of the principal, interest and all other amounts under this Credit Agreement and under any other Loan Document and the termination of this Credit Agreement and each other Loan Document.
     8. Miscellaneous.
     8.1 Entire Agreement. This Credit Agreement, the other Loan Documents and the documents referred to herein and therein constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to the transactions herein and therein contemplated.
     8.2 No Waiver; Cumulative Rights. The failure or delay of the Lender to require performance by the Borrower or any provision of this Credit Agreement shall not operate as a waiver thereof, nor shall it affect the Lender’s rights to require performance of such provision at any time thereafter, nor shall it affect or impair any of the remedies, powers or rights of the Lender with respect to any other or subsequent failure, delay or default. Each and every right granted to the Lender hereunder or under any other Loan Document or in connection herewith or therewith shall be cumulative and may be exercised at any time.
     8.3 Assignment; Binding Effect.
          (a) This Credit Agreement shall be binding upon and shall be enforceable by the Borrower and the Lender and their respective successors and assigns.
          (b) The Lender shall be permitted to assign and participate any Revolving Loan and all of its other rights and obligations hereunder or under the other Loan Documents without the requirement of any consent or approval by the Borrower.
          (c) The Borrower shall not be permitted to assign or otherwise transfer, in whole or in part, its rights and obligations hereunder or under any other Loan Document without the prior written consent of the Lender and any such assignment or transfer without the Lender’s prior written consent shall be null and void.
     8.4 GOVERNING LAW; JURY TRIAL. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION RELATED TO THIS CREDIT AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT.

     8.5 Submission to Jurisdiction.
          (a) The Borrower hereby irrevocably agrees that any legal action or proceedings against it with respect to this Credit Agreement, the Note or any other Loan Document may be brought in any court of the State of New York or any Federal Court of the United States of America located in the City or State of New York, or both, as the Lender may elect, and by execution and delivery of this Credit Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Borrower at its address set forth in Section 8.6 hereof.
          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Credit Agreement, the Note or any other Loan Document in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.
     8.6 Notices. Any notice hereunder shall be in writing and shall be personally delivered, transmitted by postage prepaid, registered or certified mail or by overnight mail, or transmitted by telephonic facsimile (“FAX”) to the parties as follows:

To the Borrower:	THE TALBOTS, INC.
175 Beal Street
Hingham, Massachusetts 02043
Telephone: (617) 749-7600
FAX: (617) 749-0865
Attention:

To the Lender:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
1251 Avenue of the Americas
New York, NY 10020-1104
Telephone: 212-782-5536
FAX: 212-782-6435
Attention: Japanese Corporation Group
All notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) the date five (5) days after posting if transmitted by registered or certified mail, (iii) on the Business Day after having been sent if transmitted by overnight mail with a reputable courier, or (iv) the date of transmission if transmitted by FAX and receipt is confirmed.
     8.7 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement and the other Loan Documents, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
     8.8 Usury. Anything in this Credit Agreement to the contrary notwithstanding, the obligation of the Borrower to pay interest on any Revolving Loan and the Note or any other amount due and owing hereunder or under any other Loan Document shall be subject to the limitation that no payment of such interest shall be required to the extent that receipt of such payment would be contrary to applicable usury laws.
     8.9 Counterparts; Facsimile Signature. This Credit Agreement may be signed in any number of counterparts. Either a single counterpart or a set of counterparts when signed by all the parties hereto shall constitute a full and original agreement for all purposes. Delivery of any executed signature page hereof or of any amendment, waiver or consent to this Credit Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.
     8.10 Severability. Any provision of this Credit Agreement or any other Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     8.11 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender or any of its Affiliates (including any branch or agency of the Lender or any of its Affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under any other Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or any obligations of the Borrower to the Lender hereunder or under any other Loan Document or otherwise. The rights of the Lender under this Section 8.11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have under law, equity or otherwise.
     8.12 No Party Deemed Drafter. The Borrower and the Lender agree that no party hereto shall be deemed to be the drafter of this Credit Agreement.
     8.13 USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act:

     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product. WHAT THIS MEANS FOR THE BORROWER: When the Borrower opens an account, the Lender will ask the Borrower for certain information, including, without limitation, the Borrower’s name, tax identification number, business address and other information that will allow the Lender to identify the Borrower. The Lender may also seek to see the Borrower’s legal organizational documents or other identifying documents, among other things. The Borrower agrees to cooperate with the Lender and provide true, accurate complete information to the Lender in response to any such request.
     8.14 Pre-existing Loans. Loans outstanding as of the date hereof pursuant to Promissory Note dated as of October 23, 2001executed and delivered by the Borrower to the Lender shall be deemed to be a Revolving Loan outstanding hereunder and shall be subject to the terms and conditions of this Credit Agreement and such Revolving Loan will now be evidenced by the Note.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their duly authorized representatives as of the date first written above.

THE TALBOTS, INC.
By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:
Name:
Title:

EXHIBIT A
NOTE
US$15,000,000.00
February 26, 2009
FOR VALUE RECEIVED, The Talbots, Inc. (the “Borrower”) unconditionally promises to pay to the order of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Lender”), to and for any account designated by the Lender, the principal sum of Fifteen Million Dollars ($15,000,000) or such lesser amount as may be outstanding from time to time hereunder and to pay interest thereon at such rates and according to such methods of calculation as are provided pursuant to the Revolving Credit Agreement dated as of February 26, 2009, between the Borrower and the Lender (as the same may be amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”). The Borrower hereby authorizes the Lender to enter on the schedule attached hereto the dates, amounts, denomination, maturities, interest rates and interest periods applicable to each borrowing and absent manifest error such notations shall be binding and conclusive upon the Borrower; provided, however, that failure by the Lender to make any notation on such schedule or any error in such notations shall in no way affect the Borrower’s obligation to repay outstanding amounts under this Note.
     The outstanding principal of this Note and any accrued interest thereon shall be repaid as set forth in the Credit Agreement, with final payment on the Revolving Credit Termination Date (as defined in the Credit Agreement).
     All payments of principal and interest on this Note shall be payable in lawful money of the United States of America in immediately available funds without set-off, defense or counterclaim.
     This Note is issued pursuant to the terms of the Credit Agreement and is subject to the terms and conditions and entitled to the benefits therein provided. Upon the occurrence of an Event of Default (as defined in the Credit Agreement), the principal of and the accrued interest on this Note may become due and payable in the manner and with the same effect as provided in the Credit Agreement, without presentment, demand, protest or notice of any kind unless otherwise expressly required therein.
     Failure or delay of the holder of this Note to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the holder of this Note be estopped from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing. This Note shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof.

     It is expressly understood and agreed by the Borrower that this Note restates and is given in substitution for, and not in payment of, the Promissory Note, dated October 23, 2001, payable to the order of the Lender (the “Existing Promissory Note”) and is in no way intended to constitute a novation of the Existing Promissory Note. All loans and other amount due and owing under, or arising out of, the Existing Promissory Note shall be deemed to be due and owing hereunder and shall be subject to the terms and conditions of, and be evidenced by, this Note.

THE TALBOTS, INC.
By:
Name:
Title:

SCHEDULE

Unpaid
Date of	Amount		Amount	Principal		Notation
Loan	of Loan	Interest	Paid/Prepaid	Balance	Maturity Date	Made By

EXHIBIT B
OFFICER’S CERTIFICATE OF BORROWER
     I,                                          , the                                           of The Talbots, Inc., a Delaware corporation (the “Borrower”) do hereby certify that:
     1. The Borrower has full corporate power and authority to execute, enter into and deliver the Revolving Credit Agreement, dated as of February 26, 2009, between the Borrower and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Lender”) (the “Credit Agreement”; terms defined in the Credit Agreement shall have the same meaning in this certificate) together with the Note and each other Loan Document to which it is a party.
     2. All corporate action necessary to authorize the execution, delivery and performance of the Credit Agreement, the Note and each other Loan Document to which it is a party has been taken by resolutions of the Board of Directors of the Borrower [at a meeting duly called at which a majority was present and acting throughout] or [ adopted by unanimous written consent and such resolutions have not been modified or amended in any respect and are in full force and effect on the date hereof.
     3. Attached hereto as Exhibit A is a true, correct and complete copy of the Borrower’s Certificate of Incorporation, together with all amendments thereto, as in effect on and as of the date hereof.
     4. Attached hereto as Exhibit B is a true, correct and complete copy of the Borrower’s By-laws, together with all amendments thereto, as in effect on and as of the date hereof.
     5. Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of the Credit Agreement, the Note, and each other Loan Document, which resolutions remain in full force and effect without modification or amendment on and as of the date hereof.
     6. Attached hereto as Exhibit D is a good standing certificate from the office of the Secretary of State of Delaware dated as of a recent date.
     7. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.
     8. No Default or Event of Default or any Material Adverse Effect has occurred and is continuing on and as of the date hereof or would result from the Credit Agreement becoming effective in accordance with its terms, both immediately before and immediately after giving effect to the Revolving Loans.

     9. The Borrower has performed in all material respects all agreements and satisfied in all material respects all conditions, which the Credit Agreement provides shall be performed by it on or before the date hereof.
     10. The following persons are, and have been at all times since a date prior to February 26, 2009, duly qualified and acting officers of the Borrower duly elected or appointed to the offices set forth opposite the name of such person, and each such person who, as an officer of the Borrower, signed the Credit Agreement, the Note and any other Loan Documents to which the Borrower is a party was duly elected or appointed, qualified and acting as such officer at the time of such signing and delivery, and the signature of each such person appearing on such documents is such person’s genuine signature.

Name	Office	Signature

     11. No proceeding for the winding-up, liquidation, dissolution or sale of all, or substantially all, of the assets of the Borrower is pending or contemplated.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Borrower.
Dated: February 26, 2009

I,                                           , the                                           of The Talbots, Inc. (the “Borrower”) hereby certify that I am the duly elected, qualified and acting                                            of the Borrower and that                                            is the duly elected, qualified and acting                                            of the Borrower and such person’s signature above is the true and genuine signature of such person.

EXHIBIT C
FORM OF EXTENSION REQUEST
To: The Bank of Tokyo-Mitsubishi UFJ, Ltd

Re:	Revolving Loan Credit Agreement dated as of February 26, 2009, by and between The Talbots, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Credit Agreement”)
Dear Sir or Madam,
     Pursuant to Section 2.5 (d) of the Credit Agreement, we hereby irrevocably request that the Revolving Credit Termination Date (as defined in the Credit Agreement) be extended to November [ ],                     , the date that is not more than one year beyond the Revolving Credit Termination Date in effect at present.

Very truly yours, THE TALBOTS, INC.
By:
Name:
Title: